SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 19, 2010

XSUNX, INC.
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(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

65 Enterprise, Aliso Viejo, CA 92656
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(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

  On July 19, 2010, XsunX, Inc., a Colorado corporation (the “Company”) released a letter to shareholders (the “Shareholder Newsletter”) providing an update to the Company efforts to develop new manufacturing technology for the mass production of Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells. The Shareholder Newsletter provides an update regarding XsunX’s benchmark targets for its hybrid CIGSolar™ solar cell technology, and its projected savings in the marketplace as determined by a third party firm, IBIS Associates, a technology strategy and business development consulting company based in Waltham, Massachusetts who specializes in competitive position assessments of traditional and advanced materials and manufacturing technologies. The Company employed the use of these assessments and projections in a recent grant application submission for the latest DOE Funding Opportunity (DOE-FOA-0000234) applied for by the Company on July 6, 2010. The Shareholder Newsletter also updates the status of the Company efforts to complete the assembly of certain equipment necessary to continue the development of CIGSolar™ a new manufacturing technology that the Company is engaged in developing. A copy of the Shareholder Newsletter is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01          Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Shareholder Newsletter, dated July 19, 2010	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: July 19, 2010	By:	/s/ Tom Djokovich
Tom Djokovich
Title: CEO/Secretary